Exhibit 99.1

Oncorus Reports First Quarter 2022 Financial Results and Provides Business Updates

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Additional clinical data from ONCR-177 surface lesion monotherapy expansion and combination expansion cohorts expected in second half of 2022
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Preclinical data presented for ONCR-021 and ONCR-788 at AACR Annual Meeting supports selectively self-amplifying vRNA/LNP immunotherapy platform; on track to submit IND for ONCR-021 in mid-2023
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Multiple tranche debt capital facility with K2 HealthVentures supports completion of GMP-compliant manufacturing facility; cash runway extended into early 2024

CAMBRIDGE, Mass., May 4, 2022 – Oncorus, Inc. (Nasdaq: ONCR), a viral immunotherapies company focused on driving innovation to transform outcomes for cancer patients, today reported first quarter 2022 financial results and highlighted recent achievements and developments.

“Early 2022 has been focused on clinical and operational execution as we work toward operational completion of our manufacturing facility, as well as extending our cash runway to support our dual platform approach to next-generation viral immunotherapies. We plan to share additional ONCR-177 Phase 1 data from the surface lesion monotherapy expansion and the initial combination expansion data with KEYTRUDA in the second half of 2022, while we continue to advance our vRNA drug candidates and LNP capabilities in parallel,” said Theodore (Ted) Ashburn, M.D., Ph.D., President and Chief Executive Officer of Oncorus. “We recently presented exciting preclinical data from our selectively self-amplifying vRNA/LNP immunotherapy platform at AACR demonstrating the full potential of our IV-administered viral immunotherapy candidates, ONCR-021 and ONCR-788, in overcoming well-established limitations of RNA-based therapeutics. We look forward to further positioning Oncorus for growth driven by our dual-platform pipeline of product candidates targeting cancers with significant unmet need, which is enabled by our wholly owned GMP-compliant manufacturing infrastructure.”

First Quarter 2022 and Recent Business Highlights

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On track to report additional ONCR-177 monotherapy and combination data in the second half of 2022. Oncorus has completed enrollment in the dose expansion portion of its Phase 1 open-label, multi-center trial in patients with advanced and/or refractory cutaneous, subcutaneous or metastatic nodal solid tumors or with liver metastases of solid tumors. The Company continues to enroll patients in the combination cohort with future data readouts expected in the second half of 2022. Data readouts are expected to include both additional surface lesion monotherapy expansion data for ONCR-177 and initial surface lesion combination expansion data for ONCR-177 administered with KEYTRUDA.
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Presented preclinical data for ONCR-021 and ONCR-788 supporting the company’s selectively self-amplifying viral RNA (vRNA)/lipid nanoparticle (LNP) immunotherapy platform at the American Association for Cancer Research (AACR) Annual Meeting 2022. In April 2022, Oncorus presented preclinical data for both ONCR-021 and ONCR-788 in two e-posters at the AACR Annual Meeting demonstrating robust preclinical anti-tumor efficacy in multiple tumor models while avoiding the challenges seen in previous studies that incorporate IV administration of RNA-based oncology therapeutics. Oncorus plans to submit an investigational new drug (IND)

application for ONCR-021 with the U.S. Food and Drug Administration (FDA) in mid-2023 and a subsequent IND submission for ONCR-788.
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Announced debt capital facility with K2 HealthVentures (K2HV); $20 million funded at closing: In April 2022, Oncorus entered into a loan and security agreement with K2HV, a healthcare-focused specialty finance company. The term loan facility provides Oncorus with up to $45 million available in multiple tranches upon the achievement of certain time-based, clinical and regulatory milestones, with the initial tranche of $20 million funded at closing. Oncorus intends to use the proceeds of the initial tranche of the loan facility to complete the buildout of its Andover facility and to continue the advancement of its pipeline of next generation viral immunotherapies for cancer and LNP technologies.
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Announced relocation of all operations to Andover, Massachusetts facility in fourth quarter of 2022 to increase operational efficiency: In April 2022, Oncorus announced plans to relocate all operations to its facility in Andover, Massachusetts in the fourth quarter of 2022, allowing research, process development and Good Manufacturing Practice (GMP)-compliant manufacturing to occur all in one facility.

First Quarter 2022 Financial Results

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Cash and cash equivalents and investments totaled $98.7 million as of March 31, 2022 compared to $123.9 million as of December 31, 2021.

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Research and development expenses for the quarter ended March 31, 2022 were $12.5 million compared to $8.4 million for the corresponding quarter in 2021. The increase was primarily attributable to employee compensation costs, which was driven by increased headcount and increased stock-based compensation, increased development costs related to the Company’s nominated candidates, as well as increased rent expense related to the Company’s manufacturing facility.

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General and administrative expenses for the quarter ended March 31, 2022 were $5.3 million compared to $4.2 million for the corresponding quarter in 2021. The increase was primarily attributable to employee compensation costs, including higher stock-based compensation, increased headcount and increased salary and related expenses.

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Net loss for the quarter ended March 31, 2022 was $17.8 million, or $0.69 per share, as compared to a net loss of $12.7 million, or $0.53 per share for the corresponding quarter in 2021. The increase in net loss was due to increased expenses associated with the Company’s preclinical development costs of its nominated candidates.

Financial Guidance

As a result of the debt capital facility and operations relocation, as well as other initiatives to increase operational efficiency, Oncorus now expects its cash, cash equivalents and investments to fund its capital expenditures and operating expenses into early 2024.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally (iTu) and intravenously (IV) administered viral immunotherapies for multiple indications with significant unmet need based on our Herpes Simplex Virus (HSV) and selectively self-amplifying viral RNA Immunotherapy Platforms.

Designed to deliver next-generation viral immunotherapy impact, our HSV Platform improves upon key characteristics of this therapeutic class to enhance systemic activity. Our lead HSV program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent and its five encoded transgenes, as well as low systemic exposure to the therapy, which could limit systemic toxicities. Our pioneering selectively self-amplifying vRNA Immunotherapy Platform, highlighted by our product candidates ONCR-021 and ONCR-788, involves a highly innovative, novel combination of RNA and oncolytic virus-based modalities designed to realize the potential of RNA medicines for cancer.

Please visit www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation implied and express statements regarding Oncorus’ ability to execute on multiple clinical and preclinical catalysts in 2022; the clinical development of ONCR-177, including expectations regarding timing for reporting additional data from the monotherapy expansion and the combination expansion arms of the ongoing Phase 1 clinical trial, as well as the product candidate’s therapeutic potential and clinical benefits and the utility and potential of Oncorus’ HSV Platform; the preclinical and clinical development of ONCR-021 and ONCR-788, including expectations regarding timing for submitting an IND for ONCR-021, as well as the product candidates’ therapeutic potential and clinical benefits and the utility and potential of Oncorus’ selectively self-amplifying vRNA Immunotherapy Platform; expectations regarding manufacturing capabilities including the buildout timeline of Oncorus’ clinical manufacturing facility and Oncorus’ planned relocation of its operations; and Oncorus’ belief that its current cash and investment resources will be sufficient to fund its operations and capital expenditure requirements into early. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: Oncorus’ ability to successfully demonstrate the safety, tolerability and efficacy of ONCR-177, ONCR-021, ONCR-788 and ONCR-GBM and obtain regulatory approval thereof; the impact of

COVID-19 on Oncorus’ operations and the timing and anticipated results of its ongoing and planned clinical trials; Oncorus’ ability to obtain the requisite components for its product candidates manufactured in accordance with regulatory requirements; the expansion of Oncorus’ in-house manufacturing capabilities; the adequacy of Oncorus’ existing capital resources and availability of financing on commercially reasonable terms; the accuracy of the Oncorus’ estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Oncorus’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 9, 2022 and Oncorus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, to be filed with the SEC on May 4, 2022, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com. Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Stern Investor Relations

Julie Seidel

Julie.seidel@sternir.com

Oncorus, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021

Operating expenses:

Research and development	$ 12,469	$ 8,447

General and administrative	5,349	4,222

Total operating expenses	17,818	12,669

Loss from operations	(17,818)	(12,669)
Other income (expense):

Other expense	(38)	–

Interest income	76	6

Total other income (expense), net	38	6

Net loss	$(17,780)	$(12,663)
Comprehensive loss:

Net unrealized loss on investments	(26)	–

Comprehensive loss	$(17,806)	$(12,663)

Net loss per share - basic and diluted	$(0.69)	$(0.53)
Weighted-average number of common shares - basic and diluted	25,865	24,009

Oncorus, Inc.
Selected Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)
	March 31, 2022	December 31, 2021
Cash and cash equivalents	$75,509	$100,752
Investments	23,156	23,173
Working capital (1)	90,463	108,136
Right-of-use asset	40,183	45,218
Total assets	176,568	201,587
Long term lease liability	49,921	50,388
Total liabilities	62,310	71,565
Total stockholders' equity	114,258	130,022

(1) Working capital is defined as current assets less current liabilities